SUB-ITEM 77Q3

AIM HIGH INCOME MUNICIPAL FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-7890
SERIES NO.: 4


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                       11,407
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                          625
       Class C                                                        2,554
       Institutional Class                                            2,690

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.2226
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.1917
       Class C                                                       0.1914
       Institutional Class                                           0.2328

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       53,728
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        3,115
       Class C                                                       14,350
       Institutional Class                                           12,128

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                        $7.65
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                        $7.66
       Class C                                                        $7.66
       Institutional Class                                            $7.66